UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of President and Chief Executive Officer and Chair of the Board of Directors.

On April 29, 2026, the Board of Directors (the “Board”) of AVITA Medical, Inc (the "Company") appointed Cary Vance as President and Chief Executive Officer ("CEO"), effective April 30, 2026 (the “Effective Date”). Mr. Vance will continue to serve as an executive member of the Board, while the Board appointed Jan Stern Reed as Chair of the Board while simultaneously terminating the Lead Independent Director position that she had been serving since October 2025.

Mr. Vance, age 60, has served as a Director of the Company since April 2023, as Chairman of the Board from August 2025 to October 2025, and as Interim CEO and Executive Chairman of the Board since October 2025. Upon his appointment as Interim CEO, Mr. Vance stepped down from serving as a member of both the Audit and Nominating and Corporate Governance Committees of the Board, and as Chair of the Human Capital and Compensation Committee.

Mr. Vance has 30 years of leadership experience with commercial and operational expertise in the healthcare industry. He was most recently the President and Chief Executive Officer of PhotoniCare, Inc., a medical technology company developing diagnostic imaging solutions for otolaryngology. Prior to this appointment, he was President and Chief Executive Officer of Titan Medical Inc., a medical-device company based in Canada focused on robotic-assisted surgery, and also served as an independent director on Titan Medical’s Board of Directors until November 2024. Previously, Mr. Vance served as President and Chief Executive Officer of XCath, Inc., a privately held neurovascular robotics company developing catheter-based navigation systems. Mr. Vance held similar leadership roles at OptiScan Biomedical Corporation, a developer of continuous bedside glucose-monitoring technology for critical-care settings; MyoScience, Inc., a medical device company; and Hansen Medical, Inc., a robotics-based intravascular surgery company. Earlier in his career, he held global executive leadership roles at Teleflex Incorporated, a diversified provider of medical technologies; Covidien plc, a global healthcare products company (now part of Medtronic plc); and GE HealthCare Technologies Inc., a leading provider of medical imaging, diagnostics, and digital-health solutions. Mr. Vance is NACD-certified and Lean/Six Sigma Black Belt Certified, and holds both a Bachelor of Arts degree in Economics and an MBA from Marquette University.

There are no arrangements or understandings between Mr. Vance and any other persons pursuant to which he was appointed as an officer of the Company, and there are no family relationships between him and any director of the Board or executive officer of the Company. Mr. Vance has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Vance Employment Agreement

In connection with this appointment, Mr. Vance and the Company entered into an Employment Agreement dated the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $702,000 (subject to annual review) for an initial term of three years with automatic one-year extensions. Pursuant to the Employment Agreement, Mr. Vance is eligible to receive an equity grant comprised of 50% restricted stock units (“RSUs”) and 50% stock options with an aggregate cash value of $2,529,000, as well as an award of RSUs with a cash value of $825,000; both equity awards are subject to both Mr. Vance’s continued service and approval of the Company’s stockholders at its next Annual Meeting of Stockholders in 2027 (the “2027 ASM”). Such RSUs and stock options will vest over a three-year period in equal annual installments, with the first 1/3 to vest immediately upon approval by the Company’s stockholders at the 2027 ASM. Additionally, Mr. Vance will have an annual target bonus opportunity equal to 80% of his base salary based on the achievement of individual and Company performance goals established by the Board. The Employment Agreement also provides that Mr. Vance is entitled to participate in all employee benefit plans and programs generally available to similarly situated employees of the Company.

The Company may terminate Mr. Vance’s employment at any time without cause, effective upon delivery to Mr. Vance of written notice of such termination and payment of all monies owed in accordance with the Employment Agreement. In the event of a termination without Cause by the Company or a termination for Good Reason by Mr. Vance (as those capitalized terms are defined in the Employment Agreement), Mr. Vance is eligible for severance benefits consisting of (i) his annual bonus, prorated for the number of days Mr. Vance worked in the fiscal year upon which his employment terminated, (ii) eighteen months of base salary and (iii) eighteen months of reimbursement for COBRA premiums, should Mr. Vance timely and properly elect such continuation benefits, in accordance with the Employment Agreement. Receipt of these severance benefits is subject to Mr. Vance’s execution, delivery to the Company, and non-revocation of a release of claims within sixty (60) days following the date of any termination of employment.

The foregoing description of the Employment Agreement for Mr. Vance is not complete and is subject to, and qualified in its entirety by, the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also on the Effective Date, the Board appointed Jan Stern Reed as the Chair of the Board of Directors, effective immediately.

Item 7.01. Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing the appointments of Mr. Vance and Ms. Reed, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01, as well as in Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement between the registrant and Cary Vance dated April 30, 2026

99.1	Press release, dated April 30, 2026, issued by AVITA Medical, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	May 1, 2026	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer